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                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.__)

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                                  EPIMMUNE INC.
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            Filed by Epimmune Inc. pursuant to Rule 14a-12 under the
                  Securities Exchange Act of 1934, as amended.

                  EPIMMUNE ANNOUNCES IMMUNO-DESIGNED MOLECULES

                    EXERCISES ITS OPTION TO LICENSE EPITOPES

SAN DIEGO, JULY 8, 2003 - EPIMMUNE INC. (NASDAQ: EPMN) today announced that Immuno-Designed Molecules, S.A. (IDM) had exercised its option, under an evaluation and license option agreement, to a non-exclusive license to certain cancer epitopes for use in IDM's ex vivo cell therapy program. Epimmune received a license fee in connection with IDM exercising its license option, and is further entitled to receive pre-commercialization milestones and royalties on product sales if IDM develops products utilizing the Epimmune technology.

Under the terms of the original agreement entered into in October 2002, IDM had the right to evaluate the epitopes and exercise its option to license certain patented and non-patented rights to Epimmune's universal cancer epitope packages for use in connection with its own ex vivo dendritic cells technology. Based on the results of its preclinical studies designed to evaluate the stimulation of specific cytotoxic T cells (CTLs) using peptide loaded dendritic cells, IDM elected to exercise its option to license the epitopes. The territory is worldwide except for Japan where IDM maintains an additional option to exercise a license.

Epimmune's cancer epitopes (antigen fragments) are derived from multiple tumor-associated antigens and contain both native and analog epitope sequences. IDM's therapeutic vaccines (Dendritophages(TM)) consist of monocyte derived dendritic cells loaded in vitro with tumor antigens or epitopes and then reinjected to the patient.

ABOUT EPIMMUNE INC.

EPIMMUNE INC., based in San Diego, is focused on the development of pharmaceutical products using multiple epitopes to specifically activate the body's immune system. Epitopes, critical signaling molecules, stimulate the T cell arm of the immune system to respond to specific regions of cancer cells or infectious agents. By combining multiple, selected epitopes into a single drug candidate, the immune response can be both targeted and optimized for strength. Epimmune's therapeutic drug candidates have been designed to treat disease by stimulating the body's immune system to respond aggressively to infections such as HIV, hepatitis C virus and hepatitis B virus, and tumors such as breast, colon, lung and prostate. The Company's preventative drug candidates have been designed to protect against disease by teaching the body's immune system to react quickly when exposed to infectious agents. Epimmune's technology can also be used to identify and potentially eliminate undesirable reactions to therapeutic drugs or consumer products by modifying specific epitopes to suppress the unwanted immune response. On May 12, 2003, Epimmune announced that it had entered into a definitive merger agreement with Anosys under which Epimmune will merge with privately-held Anosys. The merger is subject to stockholder approval by both companies, obtaining commitments for capital resources to fund the combined company's operations and various other conditions that must be satisfied prior to closing the merger. For more information on Epimmune, visit www.epimmune.com.

ABOUT ANOSYS, INC.

Anosys, Inc., based in Menlo Park, CA, develops innovative therapeutic vaccines for the treatment of cancer, infectious and autoimmune diseases. Anosys' healthcare products are designed based on a pioneering approach using exosomes, which represent a new paradigm in the understanding of intercellular communication. Exosomes from immune cells are small vesicles that contain the key components required to activate the major innate and cellular immune responses necessary to fight disease. Exosomes can be genetically engineered to express a variety of proteins on their surface that can be used for multiple purposes, including generation of monoclonal antibodies and specific targeting of proteins to tissues and vaccines.
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WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT EPIMMUNE'S PROPOSED MERGER WITH
ANOSYS

In the event that Epimmune obtains commitments for capital resources to fund the combined company's operations, Epimmune will file a proxy statement concerning its proposed merger with Anosys with the SEC. Investors and security holders are advised to read the proxy statement related to the proposed merger because it will contain important information related to the merger. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by Epimmune with the SEC at the SEC's website at http://www.sec.gov. The proxy statement and any other documents filed by Epimmune with the SEC may also be obtained free of charge from Epimmune by directing such request to the Company's Secretary at the following address: 5820 Nancy Ridge Drive, San Diego, California 92121.

INFORMATION CONCERNING PARTICIPATION IN EPIMMUNE'S PROXY SOLICITATION

Epimmune and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Epimmune with respect to Epimmune's proposed merger with Anosys. Information regarding such executive officers and directors is included in Epimmune's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2002. This document is available free of charge at the SEC's website at http://www.sec.gov. Investors and security holders may obtain additional information about the interests of the executive officers and directors of Epimmune in Epimmune's proposed merger with Anosys by reviewing the proxy statement related to the merger once it has been filed with the SEC.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect management's current views of future events, including the benefits of the Company's epitope technology, the use of that technology in products being developed by IDM, the possible utility of those products under development, the potential closing of the merger of the Company with Anosys and the advantages of combining Epimmune and Anosys into one company. Actual results may differ materially from the above forward-looking statements due to a number of important factors, including but not limited to the risks associated with the Company's ability to develop pharmaceutical products using epitopes or analog epitopes, the risks associated with reliance on the development and commercialization efforts of IDM, uncertainty whether IDM will decide to license the epitope technology for use in Japan, the efforts of the Company's collaborators and licensees to develop and commercialize products using the Company's technologies, the possibility that testing may reveal undesirable and unintended side effects or other characteristics that may prevent or limit the commercial use of proposed products and the risk that the proposed merger with Anosys may not ultimately close due to a number of reasons, including but not limited to Epimmune or Anosys not obtaining commitments for capital resources or not obtaining shareholder approval of the transaction, that Epimmune has foregone opportunities while the transaction was pending, that prior to the closing of the proposed merger, the businesses of the companies, including the retention of key employees, suffer due to uncertainty, and even in the event the merger is completed, that combining Epimmune and Anosys may not result in a stronger company and that the technologies of the two companies may not be compatible. These factors are more fully discussed in the Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2002, the Company's Quarterly Report on Form 10-Q filed with the SEC for the quarter ended March 31, 2003 and other periodic reports filed with the Securities and Exchange Commission. Epimmune expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

                                 END OF FILING